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Exhibit 23.3

[NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]

CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

        The undersigned hereby consents to the incorporation by reference by Evergreen Resources, Inc.'s ("Evergreen") Registration Statement on Form S-4 of data derived from our audit report dated February 2, 2004, and our reserve reports dated February 10, 2004, relating to the oil and gas reserves of Evergreen at December 31, 2003; our audit report dated February 7, 2003, relating to the oil and gas reserves of Evergreen at December 31, 2002; and our audit report dated January 31, 2002, relating to the oil and gas reserves of Evergreen at December 31, 2001; and to the incorporation by reference of our reports included in Evergreen's previously filed Form 10-K and Registration Statements on Form S-8 (Files No. 333-48138, No. 333-92831, No. 333-103937 and No. 333-110270), Form S-3 (Files No. 333-86784 and No. 333-84442) and Form S-4 (File No. 333-86788).

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ DANNY D. SIMMONS Danny D. Simmons Executive Vice President

Houston, Texas
June 4, 2004

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CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.